Exhibit D

                              ANALYSIS OF STRATEGIC
                                  ALTERNATIVES

HERCULES BOARD MEETING
DECEMBER 12-13, 2001

ANALYSIS OF STRATEGIC ALTERNATIVES

OPTION 1 - No Debt Refinancing; IMMEDIATE sale of Betz Dearborn and prompt follow-on sales of remaining business units

OPTION 2 - Debt Refinancing; LATER sale of Betz Dearborn and remaining business units

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ASSUMPTIONS

(MILLIONS)

o     EBITDA per Business Plan

                      ---------------------------------
                                     2002          2003
                                     ----          ----

                      BDD            $283          $291

                      OTHER          $316          $369
                      -----          ----          ----

                      TOTAL          $599          $660
                      ---------------------------------

o     Capital Expenditures per Business Plan

                      ---------------------------------
                                     2002          2003
                                     ----          ----

                      BDD             $20           $25

                      OTHER           $40           $50
                      -----          ----          ----

                      TOTAL           $60           $75
                      ---------------------------------

o     Betz Dearborn Sales Price - Immediate Sale (General Electric transaction)

                Gross Proceeds   $1,800  (6.4x 2002 EBITDA)
                Net Proceeds     $1,665  (5.9x 2002 EBITDA)

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VALUE TO HERCULES SHAREHOLDERS

OPTION 1

             Sell Betz Dearborn to GE for $1.8 Billion
             and immediately sell remaining businesses
             at 8.0x EBITDA                                           $12.45 (1)

OPTION 2

             Sell all businesses in 12 months
             at 8.0x EBITDA                                           $22.35 (2)

----------
(1) If fo11ow-on sale does not materialize, value of Hercules stock at current trading multiple of 6.5x is $8.10 per share. If trading multiple increase to 8.0x, value of Hercules stock increases to $12.45 per share.

(2) Excludes after tax cost of unwinding new financing estimated at $0.25 - $0.50 per share.

                    SPECIALTY CHEMICAL PRIVATE SALE MULTIPLES

  [The following table was depicted as a line chart in the printed materials.]

                                    EBITDA
                                    Multiples

                                      ----------------------------------------------------------------------------------------------
                                        1992     1993      1994     1995      1996      1997       1998      1999      2000      YTD
------------------------------------------------------------------------------------------------------------------------------------
Private Sale Transaction Multiples      8.3x     9.9x     10.7x     8.4x      9.6x      9.5x      10.0x     11.0x      8.1x     7.6x
------------------------------------------------------------------------------------------------------------------------------------

      SPECIALTY CHEMICAL PRIVATE SALE MULTIPLES VS. PUBLIC STOCK MULTIPLES

  [The following table was depicted as a line chart in the printed materials.]

                                    EBITDA
                                    Multiples

                                      ----------------------------------------------------------------------------------------------
                                        1992     1993      1994     1995      1996      1997       1998      1999      2000      YTD
------------------------------------------------------------------------------------------------------------------------------------
Private Sale Transaction Multiples      8.3x     9.9x     10.7x     8.4x      9.6x      9.5x      10.0x     11.0x      8.1x     7.6x
------------------------------------------------------------------------------------------------------------------------------------
Public Stock Multiples                  6.4x     6.9x      6.7x     6.4x      6.6x      6.7x       6.5x      6.6x      6.4x     6.7x
------------------------------------------------------------------------------------------------------------------------------------

ANALYSIS OF STRATEGIC ALTERNATIVES

o Immediate sale of Betz Dearborn to General Electric is dilutive, not only to earnings but to shareholder value as measured by Hercules stock price. Hercules currently trades at 6.5x EBITDA versus the GE transaction at 5.9x EBITDA, after taxes and transaction costs.

o     Significant refinancing opportunities exist today.

ANALYSIS OF STRATEGIC ALTERNATIVES

Timing of sale of Betz Dearborn inopportune

      o     Potential for significant increase in operating income/EBITDA

            >     Cost takeouts

            >     Other operating improvements

            >     Strong cash flow generator for debt paydown

      o     Low transaction multiples

            >     Historic low point

            >     Transaction multiples barely exceed market multiples

      o Perception of being a distressed seller - only distressed sellers have been selling in this environment

ANALYSIS OF STRATEGIC ALTERNATIVES

o     Major shareholders are against a sale at this time

o Costs and risks of refinancing more than outweighed by significant potential for substantial increase in shareholder value